UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

Bucyrus International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-00871	39-0188050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 500, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172

(Address of principal executive offices, including ZIP code)

(414) 768-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 3, 2009, Bucyrus International, Inc. (the “Company”) announced that the employment of Kenneth W. Krueger as the Company’s Chief Operating Officer – Surface had been terminated upon mutual agreement.

On September 3, 2009, the Company entered into a Severance Agreement (the “Agreement”) with Mr. Krueger. Pursuant to the Agreement, Mr. Krueger may remain on the Company’s active payroll through December 31, 2009 at the compensation and benefit level he was receiving prior to the termination of his employment. Mr. Krueger will remain eligible for an annual cash bonus if any such bonus is paid in February 2010 based on the full year 2009 actual results.

On December 31, 2009, assuming Mr. Krueger has remained on active payroll through that date, (i) the Company will fully vest Mr. Krueger’s premium restricted shares included in Mr. Krueger’s 2006 restricted stock grant without regard to whether the performance criteria for such shares have been met, and (ii) any of Mr. Krueger’s stock appreciation rights that would otherwise have vested on such date will vest accordingly. Any of Mr. Krueger’s stock appreciation rights or restricted shares that are unvested after December 31, 2009 will be forfeited.

Commencing on January 1, 2010, the Company will pay Mr. Krueger 14 months of severance at his current monthly base salary level in the form of salary continuation. During the 14 month severance period, Mr. Krueger will be eligible to continue his coverage under the Company’s health, dental and vision insurance plans unless he comes eligible for similar insurance coverage from other sources during the severance period. After the end of such 14-month period, Mr. Krueger will be entitled to continued coverage under COBRA.

The Company will pay to Mr. Krueger his Supplemental Executive Retirement Plan and deferred compensation entitlements on or about July 31, 2010. Additionally, the Company will provide Mr. Krueger with reasonable executive outplacement services at its cost through December 31, 2011.

Pursuant to the Agreement, Mr. Krueger’s Key Executive Employment and Severance Agreement with the Company dated as of August 11, 2008 (the “KEESA”) has been terminated, and any Change of Control of the Company (as defined in the KEESA) that may occur after the date of the Agreement will not trigger any of the otherwise applicable provisions or benefits under the KEESA.

In consideration of the benefits under the Agreement, Mr. Krueger has agreed that until February 28, 2012 he will not assist or work in any capacity, either directly or indirectly, for a designated major competitor of the Company or any subsidiary or affiliate thereof anywhere in the world where such designated major competitor and the Company do business. Mr. Krueger has also signed a release of any claims that he has against the Company.

A copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Severance Agreement between Kenneth W. Krueger and Bucyrus International, Inc., dated September 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCYRUS INTERNATIONAL, INC.

Dated: September 4, 2009	By:	/s/ Craig R. Mackus
	Name:	Craig R. Mackus
	Title:	Chief Financial Officer and Secretary

BUCYRUS INTERNATIONAL, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
(10.1)	Severance Agreement between Kenneth W. Krueger and Bucyrus International, Inc., dated September 3, 2009